As filed with the Securities and Exchange Commission on March 1, 2000
                                               Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              SYMANTEC CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                    DELAWARE                              77-0181864
          (State or Other Jurisdiction                 (I.R.S. Employer
        of Incorporation or Organization)             Identification No.)


                          20330 STEVENS CREEK BOULEVARD
                           CUPERTINO, CALIFORNIA 95014
          (Address of Principal Executive Offices, including Zip Code)

    SYMANTEC CORPORATION RESTRICTED STOCK PURCHASE AGREEMENT (APRIL 14, 1999)
                            (Full Title of the Plans)

                                JOHN W. THOMPSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

                              SYMANTEC CORPORATION
                          20330 STEVENS CREEK BOULEVARD
                           CUPERTINO, CALIFORNIA 95014
                                 (408) 253-9600
            (Name, Address and Telephone Number of Agent For Service)

                                   COPIES TO:

                            Gordon K. Davidson, Esq.
                               David A. Bell, Esq.
                               Thomas T. Kim, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
                                                      PROPOSED       PROPOSED MAXIMUM
                                     AMOUNT           MAXIMUM            AGGREGATE        AMOUNT OF
   TITLE OF SECURITIES TO BE          TO BE       OFFERING PRICE          OFFERING      REGISTRATION
           REGISTERED              REGISTERED       PER SHARE (1)          PRICE            FEE
---------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value        100,000          $69.59375      $6,959,375.00        $1,838
---------------------------------------------------------------------------------------------------
            TOTAL                    100,000                         $6,959,375.00        $1,838
---------------------------------------------------------------------------------------------------

(1) Estimated as of March 1, 2000 pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Registrant's common stock as reported by the Nasdaq National Market on February 25, 2000.

--------------------------------------------------------------------------------
                                   PROSPECTUS
--------------------------------------------------------------------------------

                                 100,000 SHARES

                              SYMANTEC CORPORATION

                                  COMMON STOCK

                            -------------------------

THESE SHARES MAY BE OFFERED AND SOLD OVER TIME BY THE STOCKHOLDERS NAMED IN THIS PROSPECTUS UNDER THE HEADING "SELLING STOCKHOLDER," BY THEIR PLEDGEES OR DONEES, OR BY OTHER TRANSFEREES THAT RECEIVE THE ORDINARY SHARES IN TRANSFERS OTHER THAN PUBLIC SALES. THE 100,000 SHARES OF COMMON STOCK COVERED BY THIS PROSPECTUS WERE PREVIOUSLY ISSUED BY SYMANTEC IN CONNECTION WITH A RESTRICTED STOCK PURCHASE AGREEMENT ENTERED INTO IN CONNECTION WITH THE EMPLOYMENT OF THE SELLING STOCKHOLDER.

THE SELLING STOCKHOLDER MAY SELL HIS SYMANTEC SHARES IN THE OPEN MARKET AT PREVAILING MARKET PRICES, OR IN PRIVATE TRANSACTIONS AT NEGOTIATED PRICES. HE MAY SELL THE SHARES DIRECTLY, OR MAY SELL THEM THROUGH UNDERWRITERS, BROKERS OR DEALERS. UNDERWRITERS, BROKERS, OR DEALERS MAY RECEIVE DISCOUNTS, CONCESSIONS OR COMMISSIONS FROM THE SELLING STOCKHOLDERS OR FROM THE PURCHASER, AND THIS COMPENSATION MIGHT BE IN EXCESS OF THE COMPENSATION CUSTOMARY IN THE TYPE OF TRANSACTION INVOLVED. SEE "PLAN OF DISTRIBUTION."

WE WILL NOT RECEIVE ANY OF THE PROCEEDS FROM THE SALE OF THESE SHARES.

OUR COMMON STOCK CURRENTLY TRADES ON THE NASDAQ NATIONAL MARKET UNDER THE SYMBOL "SYMC." THE LAST REPORTED SALE PRICE ON FEBRUARY 25, 2000 WAS $71.75 PER SHARE.

                            -------------------------

INVESTING IN SYMANTEC COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3.
                            -------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    In connection with this offering, no dealer, salesperson or other person is authorized to give any information or to make any representation not contained in this prospectus. If information is given or representations are made, you may not rely on that information or representations as having been authorized by us. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor is it an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful. You may not imply from the delivery of this prospectus, nor from any sale made under this prospectus, that our affairs are unchanged since the date of this prospectus or that the information contained in this prospectus is correct as of any time after the date of this prospectus.

THE DATE OF THIS PROSPECTUS IS MARCH 1, 2000.

                                TABLE OF CONTENTS
                                -----------------

Available Information ..................        3
The Company ............................        3
Risk Factors ...........................        3
Use of Proceeds ........................        9
Dilution ...............................        9
Selling Stockholders ...................       10
Plan of Distribution ...................       11
Legal Matters ..........................       13
Incorporation of Documents by
 Reference .............................       13


                              --------------------

        This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this prospectus, the words "anticipate," "believe," "estimate," "will," "should," "could," "may," "intend" "expect" "plan," "anticipate," "believe," "estimate," "predict," "potential," or "continue" or similar expressions identify certain of such forward-looking statements. Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this prospectus. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth in this prospectus, including under the heading "Risk Factors". These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, presently or in the future, and the factors set forth herein may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth herein. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

        Unless the context otherwise requires, the terms "we," "our," "us," "the company" and "Symantec" refer to Symantec Corporation., a Delaware corporation.


                              AVAILABLE INFORMATION

        Because we are subject to the informational requirements of the Securities Exchange Act of 1934, we file reports and other information with the Securities and Exchange Commission. Reports, registration statements, proxy and information statements and other information that we have filed can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of this material from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at rates prescribed by the Commission. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site that contains reports, proxy and information statements and other information that is filed electronically with the Commission. This web site can be accessed at http://www.sec.gov.

        We have filed with the Commission a Registration Statement on Form S-8 under the Securities Act of 1933 with respect to the shares of common stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to us and the common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement may be inspected without charge at the Commission's principal office in Washington, D.C., and copies of all or any part of it may be obtained from that office after payment of fees prescribed by the Commission.

                                   THE COMPANY

        Our principal executive offices are located at 20330 Stevens Creek Blvd., Cupertino, California 95014 and our telephone number is (408) 253-9600.

                                  RISK FACTORS

        You should carefully consider the following risks before making an investment decision. You should carefully consider these risk factors, together with all of the other information contained or incorporated by reference in this prospectus, before you decide to purchase shares of our common stock. These factors could cause our future results to differ materially from those expressed or implied in forward-looking statements made by us. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

THE MARKET FOR OUR PRODUCTS IS INTENSELY COMPETITIVE AND WE EXPECT THAT COMPETITION WILL CONTINUE AND MAY INCREASE. Our intensely competitive market is influenced by the strategic direction of major microcomputer hardware manufacturers and operating system providers. Our competitiveness depends on our ability to enhance existing products and to offer successful new products on a timely basis. We have limited resources and must restrict product development efforts to a relatively small number of projects.

WE FACE INTENSE PRICE-BASED COMPETITION FOR SALES OF OUR PRODUCTS. Price competition is often intense in the microcomputer software market, especially for utility and anti-virus products. Many of our competitors have significantly reduced the price of utility and anti-virus products. Price competition may continue to increase and become even more significant in the future, which could result in reducing our profit margins.

INTRODUCTION OF NEW OPERATING SYSTEMS MAY CAUSE SIGNIFICANT FLUCTUATIONS IN OUR FINANCIAL RESULTS AND STOCK PRICE. If we are unable to successfully and timely develop products that operate under existing or new operating systems, or if pending or actual releases of the new operating systems delay the purchase of our products, our future net revenues and operating results could be materially adversely affected.

Inclusions of features by Microsoft in new versions of Windows, such as Windows 2000 and Windows 98 Second Edition, which directly compete with our products, may decrease or delay the demand for certain of our products, including those currently under development and products specifically intended for Windows 2000. Additionally, as hardware vendors incorporate additional server-based network management and security tools into network operating systems, the demand may decrease for some of our products, including those currently under development.

Our financial results and our stock price declined significantly within approximately 6 months after the releases of Windows 3.1, Windows 95 and Windows 98, which in some cases also caused the additional requirement for hardware upgrades, resulting in shifts in customer spending from software to hardware. Windows 2000 is expected to be released beginning in February 2000 and as a result, we could face adverse financial results and additional stock price declines.

With the rise of Linux-based operating systems being introduced into the market, we may lose market share if we are unable to capture the Linux-based market timely and effectively.

OUR EARNINGS AND STOCK PRICE ARE SUBJECT TO SIGNIFICANT FLUCTUATIONS. Due to the factors noted throughout this section, our earnings and stock price have been and may continue to be subject to significant volatility. There have been previous quarters in which we have experienced shortfalls in revenue and earnings from levels expected by securities analysts and investors, which have had an immediate and significant adverse effect on the trading price of our common stock. This may occur again in the future.

WE MUST MANAGE AND RESTRUCTURE OUR EXPANDING OPERATIONS EFFECTIVELY. We continually evaluate our product and corporate strategy. We have recently undertaken organizational changes, particularly related to our focus on the enterprise market. We also have divested the Visual Cafe product line and substantially all of the ACT! product line in order to effectively direct our focus and it is likely that we will in the future undertake additional organizational changes and/or product and marketing strategy modifications. As a result of these changes, we have experienced several changes in our management. These organizational changes increase the risk that objectives will not be met due to the allocation of valuable limited resources to implement changes. Further, due to the uncertain nature of any of these undertakings, these efforts may not be successful and we may not realize any benefit from these efforts.

OUR SOFTWARE PRODUCTS AND WEB SITE MAY BE SUBJECT TO INTENTIONAL DISRUPTION. Although we believe we have sufficient controls in place to prevent intentional disruptions, we expect to be an ongoing target of such disruptions, such as software viruses specifically designed to impede the performance of our products. To date, we have not been significantly affected by any such attempts. Such viruses could be created and deployed against our products in the future. Similarly, experienced computer programmers, or hackers, may attempt to penetrate our network security or the security of our web site. A hacker who penetrates our network or web site could misappropriate proprietary information or cause interruptions of our services. We might be required to expend significant capital and other resources to protect against, or to alleviate, problems caused by virus creators and hackers.

WE MAY EXPERIENCE REDUCED DEMAND FOR OUR PRODUCTS DUE TO CHANGES IN CUSTOMER BEHAVIOR RESULTING FROM YEAR 2000 PREPARATION. With the significant requirements on Year 2000 compliance and functionality, many enterprise customers used their Information Technology budgets in 1999 to focus on Year 2000 issues. As a result, budgets for calendar 2000 may be deployed in areas outside of our customers' Informational Technology departments. As a result, we may experience reduced sales of our products and services in the first half of calendar 2000. Now that the Year 2000 rollover has occurred, the demand for our Norton 2000 product is likely to drastically reduce and may have an adverse affect our future operating results.

WE MUST EFFECTIVELY ADAPT TO CHANGES IN THE DYNAMIC TECHNOLOGICAL ENVIRONMENT. The following critical issues concerning the commercial use of the Internet remain unresolved and may affect the use of the Internet as a medium to distribute or support our software products and the functionality of some of our products:

        -       security;

        -       reliability;

        -       cost;

        -       ease of use;

        -       accessibility;

        -       quality of service; or

        -       potential tax or other government regulations.

In addition, new technology in non PC-based environments, such as Palm and wireless, is gaining acceptance. We must adapt to these changing technological demands. If we are unsuccessful in timely assimilating changes in the Internet and non PC-based environments, our future net revenues and operating results could be adversely affected.

THE RESULTS OF OUR RESEARCH AND DEVELOPMENT EFFORTS ARE UNCERTAIN. We believe that we will need to incur significant research and development expenditures to remain competitive. While we perform extensive usability and beta testing of new products, the products we are currently developing or may develop in the future may not be technologically successful. In addition, the length of our product development cycle has generally been greater than we originally expected. We are likely to experience delays in future product development. If they are not technologically successful, our resulting products may not achieve market acceptance or compete effectively with products of our competitors.

WE ARE DEPENDENT UPON CERTAIN DISTRIBUTION CHANNELS. A large portion of our sales are made through the retail distribution channel, which is subject to events that create unpredictable fluctuations in consumer demand. Our retail distribution customers also carry our competitors' products. These retail distributors may have limited capital to invest in inventory. Their decisions to purchase our products are partly a function of pricing, terms and special promotions offered by us and our competitors, over which we have no control and which we cannot predict. Our agreements with retail distributors are generally nonexclusive and may be terminated by them or by us without cause.

Some distributors and resellers have experienced financial difficulties in the past. Distributors that account for a significant portion of our sales may experience financial difficulties in the future. If these distributors do experience financial difficulties and we are unable to move their inventories to other distributors, we may experience reduced sales or increased write-offs, which would adversely affect our operating results.

WE MAY BE UNSUCCESSFUL IN UTILIZING NEW DISTRIBUTION CHANNELS. We currently offer a broad range of products and services over the Internet, which is a relatively new distribution channel for our business. We may not be able to effectively adapt our existing, or adopt new, methods of distributing our software products utilizing the rapidly evolving

Internet and related technologies. The adoption of new channels may adversely impact existing channels and/or product pricing, which may reduce our future revenues and profitability.

WE DEPEND ON DISTRIBUTION BY VALUE-ADDED RESELLERS AND INDEPENDENT SOFTWARE VENDORS FOR A SIGNIFICANT PORTION OF OUR REVENUES. We distribute some of our products through value added resellers and independent software vendors under arrangements through which our products are included with these resellers' and vendors' hardware and software products and services prior to sale by them through retail channels. If we are unsuccessful in maintaining our current relationships and securing license agreements with additional value added resellers and independent software vendors, or if these resellers and vendors are unsuccessful in selling their products and services, our future net revenues and operating results may be adversely affected.

CHANNEL FILL AND PRODUCT RETURNS MAY AFFECT OUR NET REVENUES. Our pattern of net revenues and earnings may be affected by "channel fill." Distributors may fill their distribution channels in anticipation of price increases, sales promotions or incentives. Distributors, dealers and end users often delay purchases, cancel orders or return products in anticipation of the availability of the new version or new product. As a result, distributor inventories may decrease between the date we announce a new version or new product and the date of release. Channels may also become filled simply because the distributors do not sell their inventories to retail distribution or retailers to end users as anticipated. If sales to retailers or end-users do not occur at a sufficient rate, distributors will delay purchases or cancel orders in later periods or return prior purchases in order to reduce their inventories.

Product returns can occur when we introduce upgrades and new versions of products or when distributors or retailers have excess inventories. Our return policy allows distributors, subject to various limitations, to return purchased products in exchange for new products or for credit towards future purchases. End users may return our products through dealers and distributors within a reasonable period from the date of purchase for a full refund. In addition, retailers may return older versions of our products. We estimate and maintain reserves for product returns. Future returns could, however, exceed the reserves we have established, which could have a material adverse affect on our operating results.

OUR INCREASED SALES OF ENTERPRISE-WIDE SITE LICENSES MAY INCREASE FLUCTUATIONS IN OUR FINANCIAL RESULTS. We sell enterprise-wide site licenses through the distribution channel and through corporate resellers. These licensing arrangements tend to involve a longer sales cycle than sales through other distribution channels, require greater investment of resources in establishing the enterprise relationship and can sometimes result in lower operating margins. The timing of the execution of volume licenses, or their nonrenewal or renegotiation by large customers, could cause our results of operations to vary significantly from quarter to quarter and could have a material adverse impact on our results of operations.

This enterprise market has significantly different characteristics and will require different skills and resources to penetrate than the retail desktop application market on which we have concentrated in the past. As this area is becoming a more significant part of our net revenues, we may experience material adverse effect on our operating results if we are unsuccessful in capturing or maintaining a certain level of the enterprise market.

THE TRANSITION TO INTEGRATED SUITES OF UTILITIES MAY RESULT IN REDUCED REVENUES. Integrated suites of utility products are provided by us and our competitors. The price of integrated utility suites is significantly less than the aggregate price of stand-alone products that are included in these utility suites when sold separately. As a result of the shift to integrated utility suites, price competition is intense and we have experienced cannibalization of our stand-alone products that are included within the suite. This may have had an impact on our revenues and operating income from selling integrated utility suites rather than individual products. Additionally, our products may not compete effectively with competitors' products or integrated utility suites introduced in the future.

WE DEPEND ON OUR INTERNAL COMMUNICATIONS SYSTEMS THAT MAY BE DISRUPTED. Our order entry and product shipping centers are geographically dispersed. A business disruption could occur as a result of natural disasters or the interruption in service by communications carriers. If our communications between these centers are disrupted, particularly at the end of a fiscal quarter, we may suffer an unexpected shortfall in net revenues and a resulting adverse impact on our operating results. Communications and Internet connectivity disruptions may also cause delays in customer access to our Internet-based services or product sales.

WE ARE INVOLVED IN LITIGATION WHICH COULD, AND ANY FUTURE LITIGATION MAY, AFFECT OUR FINANCIAL RESULTS. From time to time, we may be subject to claims that we have infringed the intellectual property rights of others, that our products are not Year 2000 compliant or other product liability claims, or other claims incidental to our business. We are currently involved in a number of judicial and administrative proceedings. For a discussion of our current litigation, see our most recent filing on Form 10-Q. We intend to defend and/or pursue all lawsuits vigorously. We may suffer an unfavorable outcome in one or more of these cases. We do not expect the final resolution of these lawsuits to have a material adverse effect on our financial position, individually or in the aggregate. However, depending on the amount and timing of unfavorable resolutions of these lawsuits, our future results of operations or cash flows could be materially adversely affected in a particular period.

        INTELLECTUAL PROPERTY LITIGATION

We have been involved in disputes claiming patent infringement in the past and are currently involved in a number of patent disputes and litigation. Although infringement claims may ultimately prove to be without merit, they are expensive to defend and may consume our resources or divert our attention from day-to-day operations. If a third party alleges that we have infringed their intellectual property rights, we may choose to litigate the claim and/or seek an appropriate license from the third party. If we engage in litigation and the third party is found to have a valid patent claim against us and a license is not available on reasonable terms, our business, operating results and financial condition may be materially adversely affected.

        YEAR 2000 - PRODUCT LIABILITY LITIGATION

We believe the software products that we currently develop and actively market are Year 2000 compliant for significantly all functionality. However, these products could contain errors or defects related to the Year 2000. In addition, earlier versions of our products, those that are not the most currently released or are not currently being developed, may not be Year 2000 compliant. We have sold some of our older products prior to June 1999, which are not being actively developed and updated. These older products are also not necessarily Year 2000 compliant and are no longer sold by us.

        SOFTWARE DEFECTS AND PRODUCT LIABILITY

Software products frequently contain errors or defects, especially when first introduced or when new versions or enhancements are released. We have not experienced any material adverse effects resulting from any of these defects or errors to date and we test our products prior to release. Nonetheless, defects and errors could be found in current versions of our products, future upgrades to current products or newly developed and released products. Software defects could result in delays in market acceptance or unexpected reprogramming costs, which could materially adversely affect our operating results. Most of our license agreements with customers contain provisions designed to limit our exposure to potential product liability claims. It is possible, however, that these provisions limiting our liability may not be valid as a result of federal, state, local or foreign laws or ordinances or unfavorable judicial decisions. A successful product liability claim could have a material adverse affect on our business, operating results and financial condition.

OUR INDUSTRY IS CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE AND WE WILL NEED TO ADAPT OUR DEVELOPMENT TO THESE CHANGES. We participate in a highly dynamic industry characterized by rapid change and uncertainty relating to new and emerging technologies and markets. Future technology or market changes may cause certain of our products to become obsolete more quickly than expected.

THE TREND TOWARD CONSOLIDATION IN OUR INDUSTRY MAY IMPEDE OUR ABILITY TO COMPETE EFFECTIVELY. As consolidation in the software industry continues, fewer companies compete in certain markets, changing the nature of the market and potentially providing consumers with fewer choices. Also, some of these companies offer a broader range of products than we do, ranging from desktop to enterprise solutions. We may not be able to compete effectively against these competitors. The trend toward consolidation in our industry may result in increased competition in acquiring these technologies, companies or products, resulting in increased acquisition costs or the inability to acquire the desired technologies, companies or products. Any of these changes may have a significant adverse effect on our future revenues and operating results. Furthermore, we use strategic acquisitions, as necessary, to acquire technology, people and products for our overall product strategy. We completed a number of acquisitions and dispositions of technologies, companies and products in the past 18 months. We may acquire and dispose of other technologies, companies and products in the future. We may encounter difficulties in integrating the operations and employees of, and realizing certain economies of scale from, past and future acquisitions. In addition, we may need to secure financing to pay for future acquisitions. Acquisition financing may not be available on favorable terms or at all. We typically incur significant expenses in connection with our acquisitions. Future acquisitions may have a significant adverse impact on our future profitability and financial resources.

WE MUST ATTRACT AND RETAIN PERSONNEL WHILE COMPETITION FOR PERSONNEL IN OUR INDUSTRY IS INTENSE. We believe that our future success will depend in part on our ability to recruit and retain highly skilled management, marketing and technical personnel, particularly as we focus on enterprise-wide applications. Competition in recruiting personnel in the software industry is intense. To accomplish this, we believe that we must provide personnel with a competitive compensation package, including stock options, which requires ongoing stockholder approval.

WE RELY ON INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS. We regard our software as proprietary and underlying technology as proprietary. We seek to protect our proprietary rights through a combination of confidentiality agreements and copyright, patent, trademark and trade secret laws. However, we do not employ technology to prevent copying of our products. Third parties may copy aspects of our products or otherwise obtain and use our proprietary information without authorization or develop similar technology independently. All of our products are protected by copyright and we have a number of patents and patent applications pending. We may not achieve the desired protection from, and third parties may design around, our patents. In addition, existing copyright laws afford limited practical protection. Furthermore, the laws of some foreign countries do not offer the same level of protection of our proprietary rights as the laws of the United States. Any legal action that we may bring to protect proprietary information could be expensive and may distract management from day-to-day operations.

WE MAY EXPERIENCE DISRUPTION OF OUR INTERNAL SYSTEMS AS A RESULT OF THE YEAR 2000. In order to prepare for the Year 2000, we completed a major evaluation of our internal applications, systems and databases. We modified or replaced portions of our hardware and associated software to enable our operational systems and networks to function properly with respect to dates January 1, 2000 and thereafter. We will continue to evaluate interfaces between our systems and third-party systems, such as those of key suppliers, distributors and financial institutions, for Year 2000 functionality. Although the Year 2000 rollover did not cause any significant problems, as discussed below, we may still encounter problems as operations uncover processes not yet utilized. In addition, the systems of other companies with which we do business may not have completely addressed Year 2000 problems. Based on this, we expect the process of evaluating third-party Year 2000 compliance to be an ongoing process.

Each sub-project has been successfully completed. As a result of the rollover, we did not experience any significant Year 2000 problems nor any destructive viruses, either to our organization or to our products in place with customers. The cost to complete the Year 2000 project was approximately $1.5 million and has been expensed as incurred.

We believe that, following the rollover, we will not suffer significant operational problems with our computer systems due to the Year 2000. However, we will continue to monitor any Year 2000 problems, including the Leap Year transition.

OUR QUARTERLY FINANCIAL RESULTS ARE SUBJECT TO SIGNIFICANT FLUCTUATIONS. While our diverse product line has tended to lessen fluctuations in quarterly net revenues, these fluctuations have occurred in the past, and may occur in the future. Fluctuations may be caused by a number of factors, including:

        - the timing of announcements and releases of new or enhanced versions of our products and product upgrades;

        - the introduction of competitive products by existing or new competitors;

        -       reduced demand for any given product;

        - seasonality in the end-of-period buying patterns of foreign and domestic software markets; and

        -       the market's transition between operating systems.

A significant proportion of our revenues are generated during the last month of a fiscal quarter. Most resellers tend to make a majority of their purchases at the end of a fiscal quarter. In addition, many enterprise customers negotiate site licenses near the end of each quarter. In part, this is because these two groups are able, or believe that they are able, to negotiate lower prices and more favorable terms. Our reliance on a large proportion of revenue occurring at the end of the quarter and the increase in the dollar value of transactions that occur at the end of a quarter can result in increased uncertainty relating to quarterly revenues. Due to this end-of-period buying pattern, forecasts may not be achieved, either because expected sales do not occur or because they occur at lower prices or on terms that are less favorable to us. In addition, these factors increase the chances that our results could diverge from the expectations of investors and analysts.

WE FACE RISKS ASSOCIATED WITH OUR FOREIGN OPERATIONS. A significant portion of our revenues, manufacturing costs and operating expenses result from transactions outside of the United States, often in foreign currencies. As a result, our operating results may be materially and adversely affected by fluctuations in currency exchange rates and general uncertainty with each country's political and economic structure.

INCREASED UTILIZATION AND COSTS OF OUR TECHNICAL SUPPORT SERVICES MAY ADVERSELY AFFECT OUR FINANCIAL RESULTS. Like many companies in the software industry, technical support costs comprise a significant portion of our operating costs and expenses. Over the short term, we may be unable to respond to fluctuations in customer demand for support services. We also may be unable to modify the format of our support services to compete with changes in support services provided by competitors.

THE CONVERSION OF THE EUROPEAN CURRENCIES TO THE EURO MAY IMPACT OUR FOREIGN EXCHANGE HEDGING PROGRAM. On January 1, 1999, the euro became the common currency of 11 of the 15 member countries of the European Union. The national currencies of these 11 countries will coexist with the euro at fixed exchange rates through December 31, 2001. Euro denominated bills and coins will be introduced on January 1, 2002 and, by July 1, 2002, the national currencies will no longer be legal tender. We expect that the euro will dictate changes in our foreign exchange hedging program. These changes may lead to increased fluctuations in foreign currency hedging results. Based on current information, we do not believe that the euro will have a material adverse impact on our operations or financial condition.

                                 USE OF PROCEEDS

        We will not receive any proceeds from the sales of our common stock by the selling stockholder under this prospectus.

                                    DILUTION

        As of January 28, 2000, our net tangible book value was approximately $474 million, or $7.98 per share of common stock. The net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by 59,393,072 shares of common stock outstanding at January 28, 2000. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately following this offering.

        We will not receive any proceeds from the sale of the common stock by the selling stockholders under this prospectus and the shares offered under this prospectus are already outstanding. Accordingly, the amount of our total tangible assets, total liabilities and shares of common stock outstanding will not change as a result of the sale of any of the shares offered under this prospectus. Therefore, our net tangible book value and net tangible book value per share immediately following this offering will remain unchanged from the numbers set forth above, assuming that no additional shares of common stock are issued after the date of this prospectus.

        Assuming that the shares offered under this prospectus are sold at a price of $71.75, the closing price of our common stock on February 25, 2000, new purchasers of the shares will experience an immediate dilution of $63.77 per share. The following table illustrates the per share dilution:

Assumed offering price per share .........................     $71.75
Net tangible book value per share after this offering ....       7.98
                                                               ------
Dilution per share to new purchasers .....................     $63.77
                                                               ======

        Please note that the last sale price of our common stock on February 25, 2000 was $71.75. Accordingly, assuming that the shares offered under this prospectus are sold at that price and that our net tangible book value per share has not changed since January 28, 2000, new purchasers of the shares will experience an immediate dilution of $63.77 per share.

        The above discussion and table assume no exercise of any stock options or warrants for common stock outstanding as of January 28, 2000. If any of these options or warrants are exercised, there will be further dilution to new purchasers.

                            SELLING SECURITY HOLDERS

        The following table sets forth certain information regarding the shares beneficially owned by the selling stockholder named below as of February 25, 2000, the shares that may be offered and sold from time to time by the selling stockholder pursuant to this prospectus, assuming such selling stockholder sells all of the shares offered in this prospectus, and the nature of any position, office or other material relationship which each selling stockholder has had with Symantec or any of its predecessors or affiliates within the past three years. The selling stockholder named below, together with any pledgee or donee of such selling stockholders, and any person who may purchase shares offered hereby from such selling stockholder in a private transaction in which they are assigned the stockholders' rights to registration of their shares, are referred to in this prospectus as the "selling stockholder." Because the selling stockholder may offer from time to time all or some of their shares under this prospectus, no assurances can be given as to the actual number of shares that will be sold by any selling stockholder or that will be held by the selling stockholder after completion of the sales. Information concerning the selling stockholder may change from time to time and any changed information will be set forth in supplements to this prospectus if and when necessary.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that consider shares to be beneficially owned by any person who has voting or investment power with respect to the shares. Common stock subject to options that are currently exercisable or exercisable within 60 days after February 25, 2000 are considered to be outstanding and to be beneficially owned by the person holding the options. Based upon the 59,393,072 outstanding shares of common stock as of January 28, 2000, and assuming that the selling stockholder sells all of the shares offered in this prospectus, the selling stockholder will not own one percent or more of our outstanding shares of common stock after the completion of this offering.

                                         SHARES OWNED                                SHARES OWNED
               NAME                   BEFORE OFFERING(1)        SHARES OFFERED        AFTER OFFERING
               ----                   ------------------        --------------        --------------
John W. Thompson                           303,000                100,000              203,000
                                           -------                -------              -------
              TOTALS                       303,000                100,000              203,000

(1) Represents 103,000 shares held by Mr. Thompson and 200,000 shares subject to options exercisable within 60 days of the date of this prospectus. Included in the shares held by Mr. Thompson are 100,000 shares subject to a lapsing repurchase right in favor of the Company, which lapses with respect to 50,000 shares on April 14, 2000 and 50,000 shares on April 14, 2001. Mr. Thompson has served as Chairman of the Board, President and Chief Executive Officer of Symantec since April 1999. Prior to then, Mr. Thompson had no material relationship with Symantec. The address for Mr. Thompson is c/o Symantec Corporation, 20330 Stevens Creek Blvd., Cupertino, CA 95014.

                              PLAN OF DISTRIBUTION

        The selling stockholder and their successors, including their transferees, pledgees or donees or their successors, may sell the common stock offered under this prospectus directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved. Neither Symantec nor the selling stockholder can presently estimate the amount of this compensation.

        The common stock offered under this prospectus may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be affected in transactions, which may involve crosses or block transactions:

        - on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which the common stock may be listed or quoted at the time of sale;

        -       in the over-the-counter market;

        - in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

        - through the writing of options, whether the options are listed on an options exchange or otherwise; or

        -       through the settlement of short sales.

        In connection with the sale of the common stock, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.

        The aggregate proceeds to the selling stockholder from the sale of the common stock offered by them will be the purchase price of the common stock less discounts and commissions, if any. Each of the selling stockholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. Symantec will not receive any of the proceeds from this offering.

        Symantec's outstanding common stock is listed for trading on the Nasdaq National Market.

        The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If the selling stockholder is an "underwriters" within the meaning of Section 2(11) of the Securities Act, he will be subject to the prospectus delivery requirements of the Securities Act.

        In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. A selling stockholder may not sell any common stock described in this prospectus and may not transfer, devise or gift these securities by other means not described in this prospectus.

        To the extent required, the specific common stock to be sold, the names of the selling stockholder, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part. This prospectus also may be used, with Symantec's consent, by donees or pledgees of the selling stockholder, or by other persons acquiring shares and who wish to offer and sell shares under circumstances requiring or making desirable its use.

        In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

        The common stock offered under this prospectus was originally issued by Symantec in connection with a restricted stock purchase agreement entered into in connection with the employment of the selling stockholder pursuant to exemptions from the registration requirements of the Securities Act provided by
Section 4(2) thereof and/or Regulation D promulgated thereunder. In connection with the employment of the selling stockholder, Symantec agreed to register the shares of common stock offered under this prospectus under the Securities Act. Symantec and the selling stockholder have agreed to indemnify each other, and their respective controlling persons, against specific liabilities, including liabilities arising under the Securities Act and Exchange Act, in connection with the offer and sale of the shares. In addition, the selling stockholder may indemnify brokers, dealers, agents or underwriters that participate in transactions involving sales of the shares against specific liabilities, including liabilities arising under the Securities Act and/or Exchange Act. Symantec will pay substantially all of the expenses incident to this offering of the shares by the selling stockholder to the public other than commissions and discounts of underwriters, brokers, dealers or agents.

                                  LEGAL MATTERS

        Fenwick & West LLP, Palo Alto, California, will provide Symantec with an opinion as to legal matters in connection with the Registration Statement covering the common stock.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

        Except to the extent modified or superseded by information contained herein, the following documents we have filed with the Commission are incorporated into this prospectus by reference:

        -       our Annual Report on Form 10-K for the year ended April 2, 1999;

        - our Quarterly Reports on Form 10-Q for the quarters ended July 2, 1999, October 1, 1999 and December 31, 1999;

        - our Current Reports on Form 8-K filed with the Commission on January 14, 2000;

        - the description of our common stock contained in our registration statement on Forms 8-A filed with the Commission on May 24, 1989 and August 19, 1998 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

        - all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and before the termination of this offering.

        To the extent that any statement in this prospectus is inconsistent with any statement that is incorporated by reference, the statement in this prospectus shall control. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus or the registration statement.

        Because we are subject to the informational requirements of the Exchange Act, we file reports and other information with the Commission. Reports, registration statements, proxy and information statements and other information that we have filed can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of this material from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at rates prescribed by the Commission. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site that contains reports, proxy and information statements and other information that is filed electronically with the Commission. This web site can be accessed at http://www.sec.gov.

        We have filed with the Commission a registration statement on Form S-8 under the Securities Act with respect to the common stock offered under this prospectus. This prospectus does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the Commission. You should refer to the registration statement for further information with respect to us and our common stock. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement. Copies of the registration statement, including exhibits, may be inspected without charge at the Commission's principal office in Washington, D.C., and you may obtain copies from this office upon payment of the fees prescribed by the Commission.

        We will furnish without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). You should direct any requests for copies to Investor Relations, Symantec Corporation, 20330 Stevens Creek Blvd., Cupertino, CA 95014.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (a) Registrant's Form 10-K filed pursuant to 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements of Registrant as of March 31, 1998 and 1999 and for each of the years in the three-year period ended March 31, 1999.

        (b) Registrants Current Reports on Form 8-K filed with the Commission on January 14, 2000.

        (c) Registrant's Form 10-Q filed pursuant to 13 or 15(d) of the Exchange Act for the quarterly periods ended July 2, 1999, October 1, 1999 and December 31, 1999.

        (d) The description of the Registrant's Common Stock contained in the Registrant's registration statement filed with the Commission under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        (e) The description of Registrant's preferred stock purchase rights under the caption "Description of Registrant's Securities to be Registered" on pages 2 through 5 of the Registrant's Form 8-A filed on August 19, 1998, and any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS AND LIMITATION OF LIABILITY.

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

        As permitted by Section 145 of the Delaware General Corporation Law, Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

        - for any breach of the director's duty of loyalty to Registrant or its stockholders;

        - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

        - under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; and

        - for any transaction from which the director derived an improper personal benefit.

        As permitted by the Delaware General Corporation Law, Registrant's Bylaws provide that:

        - Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

        - Registrant may indemnify its other employees and agents to the extent that it indemnifies its officers and directors, unless otherwise required by law, its certificate of incorporation, its bylaws or agreements to which it is a party;

        - Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

        -       the rights conferred in the Bylaws are not exclusive.

        Registrant has entered into Indemnity Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in Registrant's Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of Registrant regarding which indemnification is sought, nor is Registrant aware of any threatened litigation that may result in claims for indemnification.

        Registrant maintains directors' and officers' liability insurance and intends to extend that coverage for public securities matters.

        See also the undertakings set out in response to Item 9.

        Reference is also made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere herein:


EXHIBIT DOCUMENT                                                                     NUMBER
----------------                                                                     ------
Registrant's Restated Certificate of Incorporation.  (Incorporated by                4.01
reference to Annex G filed with the Registrant's Joint Management Information
Circular and Proxy Statement (No. 000-17781) dated October 17, 1995.)

Registrant's Bylaws, as amended and restated effective August 11, 1998.              4.02
(Incorporated by reference to Exhibit 3.1 filed with the Registrant's Current
Report 8-K filed August 19, 1998.)


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT                           EXHIBIT
NUMBER                             TITLE
------                             -----
4.01    Registrant's Restated Certificate of Incorporation. (Incorporated by
        reference to Annex G filed with the Registrant's Joint Management
        Information Circular and Proxy Statement (No. 000-17781) dated October
        17, 1995.)

4.02    Registrant's Bylaws, as amended and restated effective August 11, 1998.
        (Incorporated by reference to Exhibit 3.1 filed with the Registrant's
        Current Report 8-K filed August 19, 1998.)

4.03    Symantec Corporation Restricted Stock Purchase Agreement (April 14,
        1999).

5.01 Opinion of Fenwick & West LLP regarding legality of the securities being registered.

23.01   Consent of Ernst & Young LLP, Independent Auditors.

24.01   Power of Attorney (see the signature page to this Registration
        Statement).


ITEM 9. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

        (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

        (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on this 29th day of February, 2000.

                                      SYMANTEC CORPORATION


                                      By:  /s/ JOHN W. THOMPSON
                                         ---------------------------------------
                                           John W. Thompson
                                           Chairman of the Board, President and
                                           Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John W. Thompson, Greg Myers and Derek Witte, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                             Title                       Date
             ---------                             -----                       ----

PRINCIPAL EXECUTIVE OFFICER:
/s/ JOHN W. THOMPSON                  Chairman of the Board,            February 29, 2000
---------------------------------     President and Chief Executive
John W. Thompson                      Officer


PRINCIPAL FINANCIAL OFFICER AND
PRINCIPAL ACCOUNTING OFFICER

/s/ GREG MYERS                        Chief Financial Officer, Vice     February 29, 2000
---------------------------------     President of Finance
Greg Myers
ADDITIONAL DIRECTORS

/s/ CARL D. CARMAN                    Director                          February 29, 2000
---------------------------------
Carl D. Carman


/s/ WALTER W. BREGMAN                 Director                          February 29, 2000
---------------------------------
Walter W. Bregman

/s/ ROBERT S. MILLER                  Director                          February 29, 2000
---------------------------------
Robert S. Miller

/s/ CHARLES M. BOESENBERG             Director                          February 29, 2000
---------------------------------
Charles M. Boesenberg

/s/ ROBERT R.B. DYKES                 Director                          February 29, 2000
---------------------------------
Robert R.B. Dykes

                                  EXHIBIT INDEX


EXHIBIT                      EXHIBIT
NUMBER                       TITLE
------                       -----
4.01    Registrant's Restated Certificate of Incorporation. (Incorporated by
        reference to Annex G filed with the Registrant's Joint Management
        Information Circular and Proxy Statement (No. 000-17781) dated October
        17, 1995.)

4.02    Registrant's Bylaws, as amended and restated effective August 11, 1998.
        (Incorporated by reference to Exhibit 3.1 filed with the Registrant's
        Current Report 8-K filed August 19, 1998.)

4.03    Symantec Corporation Restricted Stock Purchase Agreement (April 14,
        1999).

5.01 Opinion of Fenwick & West LLP regarding legality of the securities being registered.

23.01   Consent of Ernst & Young LLP, Independent Auditors.

24.01   Power of Attorney (see the signature page to this Registration
        Statement).